                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                               EMULEX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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

                               EMULEX CORPORATION
                             3535 HARBOR BOULEVARD
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 662-5600

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 15, 2001

                             ---------------------

To the Stockholders of EMULEX CORPORATION:

     You are cordially invited to attend the Annual Meeting of Stockholders of Emulex Corporation, a Delaware corporation (the "Company"), which will be held at the Irvine Marriott Hotel at 18000 Von Karman Avenue, Irvine, California, at 10:00 a.m., Pacific Standard Time, on Thursday, November 15, 2001, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

          1. To elect a board of seven directors to serve until the next annual meeting of the Company's stockholders and until their successors have been elected and qualified;

          2. To ratify the selection of KPMG LLP as the Company's independent public accountants for fiscal year 2002; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record of the Company's common stock at the close of business on October 1, 2001, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

     THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY STOCKHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME BEFORE IT IS VOTED.

                                          By Order of the Board of Directors

                                          /s/ MICHAEL J. ROCKENBACH
                                          MICHAEL J. ROCKENBACH
                                          Executive Vice President, Chief
                                          Financial Officer,
                                          Secretary and Treasurer

Costa Mesa, California
October 15, 2001

                               EMULEX CORPORATION
                             3535 HARBOR BOULEVARD
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 662-5600
                             ---------------------

                                PROXY STATEMENT
                             ---------------------
                   APPROXIMATE DATE PROXY MATERIAL FIRST SENT
                       TO STOCKHOLDERS: OCTOBER 15, 2001
                             ---------------------
     The following information is provided in connection with the solicitation of proxies for the Annual Meeting of Stockholders of Emulex Corporation, a Delaware corporation (the "Company"), to be held at the Irvine Marriott Hotel at 18000 Von Karman Avenue, Irvine, California, at 10:00 a.m., Pacific Standard Time, on Thursday, November 15, 2001, and adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

                     SOLICITATION AND REVOCATION OF PROXIES

     A form of proxy is being furnished herewith by the Company to each stockholder, and, in each case, is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositaries, and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. In that connection, the Company has retained Mellon Investor Services, Los Angeles, California, to deliver soliciting materials to such record holders for distribution by them to their principals and to assist the Company in collecting proxies from such holders. The cost of these services, excluding out-of-pocket expenses, is not expected to exceed $4,000. Members of the management of the Company may also solicit some stockholders in person, or by telephone, telegraph or facsimile, following solicitation by this Proxy Statement, but will not be separately compensated for such solicitation services.

     Proxies duly executed and returned by stockholders and received by the Company before the Meeting will be voted "FOR" the election of all seven of the nominee-directors specified herein, and "FOR" the ratification of the selection of KPMG LLP as the Company's independent public accountants for fiscal year 2002, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is a director of the Company.

     Under the Company's Bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares not voted (whether by abstention, broker non-vote or otherwise) or voted against a nominee will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Abstentions as to the proposal to ratify the selection of KPMG LLP as the Company's independent public accountants will have the same effect as votes against such proposal. Broker non-votes will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

     Your execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has a right to revoke it at any time by either (i) a later-dated proxy,
(ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (iii) attendance at the Meeting and voting in person.

                     VOTING SECURITIES AND STOCK OWNERSHIP

VOTING SECURITIES

     The Company has outstanding only common stock, of which 80,924,669 shares were outstanding as of the close of business on October 1, 2001 (the "Record Date"). Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of common stock is entitled to one vote.

     Representation at the Meeting by the holders of a majority of the outstanding common stock of the Company, either by personal attendance or by proxy, will constitute a quorum.

     The Company knows of no contractual arrangements which may at a subsequent date result in a change of control of the Company.

STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of the Record Date, information as to the beneficial ownership of the Company's common stock by all directors, by the executive officers identified in the Summary Compensation Table, and by all current directors and executive officers of the Company as a group.

                                                           AMOUNT AND NATURE OF
                NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS(2)
                ------------------------                  -----------------------   -------------------
Fred B. Cox.............................................         1,339,000(3)               1.7%
Paul F. Folino..........................................           779,297(4)                 *
Michael P. Downey.......................................           122,000(5)                 *
Bruce C. Edwards........................................            62,000(6)                 *
Cornelius A. Ferris.....................................           226,148(7)                 *
Robert H. Goon..........................................            40,000(8)                 *
Don M. Lyle.............................................            60,000(8)                 *
Kirk D. Roller..........................................            57,500(8)                 *
Ronald P. Quagliara.....................................           360,950(9)                 *
Karen Mulvany...........................................            78,600(10)                *
Michael J. Rockenbach...................................           426,070(11)                *
All directors and executive officers as a group (14
  persons)(12)..........................................         3,829,443(13)              4.7%

---------------

 (1) Except as otherwise indicated and subject to applicable community property and similar laws, the Company assumes that each named owner has the sole voting and investment power with respect to their shares (other than shares subject to options).

 (2) Percent of class is based on the number of shares outstanding on the Record Date plus, with respect to each named person, the number of shares of common stock, if any, which the stockholder has the right to acquire within 60 days of such date. Ownership of less than one percent is indicated by an asterisk.

 (3) Consists of 739,000 shares held in a family trust of which Mr. Cox and his wife are co-trustees and share voting and investment power, 520,000 shares held by a limited liability company of which Mr. Cox and his wife are the managing members, and 80,000 shares which are subject to options held by Mr. Cox which are currently, or within 60 days following the Record Date will be, exercisable.

 (4) Consists of 433,079 shares held by Mr. Folino, 800 shares held by his daughter and 345,418 shares which are subject to options held by Mr. Folino which are currently, or within 60 days following the Record Date will be, exercisable.

 (5) Consists of 2,000 shares held by Mr. Downey and 120,000 shares which are subject to options held by Mr. Downey which are currently, or within 60 days following the Record Date will be, exercisable.

 (6) Consists of 2,000 shares held in a family trust of which Mr. Edwards and his wife are co-trustees and share voting and investment power, and 60,000 shares which are subject to options held by Mr. Edwards which are currently, or within 60 days following the Record Date will be, exercisable.

 (7) Consists of 212,404 shares held by Mr. Ferris and 13,744 held in a trust for his children.

 (8) Consists of shares which are purchasable pursuant to stock options which are currently, or within 60 days following the Record Date will be, exercisable.

 (9) Consists of 107,120 shares held by Mr. Quagliara, 5,200 shares held by his children and 248,630 shares which are subject to options held by Mr. Quagliara which are currently, or within 60 days following the Record Date will be, exercisable.

(10) Consists of 1,000 shares held by Ms. Mulvany, 600 shares held in a trust for her daughter of which Ms. Mulvany and her husband share voting and investment power, 2,000 shares held in a family trust of which Ms. Mulvany and her husband are co-trustees and share voting and investment power, and 75,000 shares which are subject to options held by Ms. Mulvany which are currently, or within 60 days following the Record Date will be, exercisable.

(11) Consists of 267,264 shares held by Mr. Rockenbach, 4,960 shares held by his children and 153,846 shares which are subject to options held by Mr. Rockenbach which are currently, or within 60 days following the Record Date will be, exercisable.

(12) Includes persons who serve as executive officers of the Company's principal subsidiary.

(13) Includes shares which are subject to options that are currently, or within the next 60 days following the Record Date will be, exercisable.

PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding ownership of outstanding shares of the Company's common stock by those individuals, entities, or groups who have advised the Company that they own more than five percent (5%) of the outstanding common stock of the Company.

                                                              AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                                      BENEFICIAL OWNERSHIP   PERCENT OF CLASS
------------------------                                      --------------------   ----------------
Fidelity Investments........................................       10,740,214(1)           13.3%
  82 Devonshire Street
  Boston, MA 02109
Putnam Investments, LLC.....................................        7,547,739(2)            9.3%
  One Post Office Square
  Boston, MA 02110
Massachusetts Financial Services Company....................        4,515,772(3)            5.6%
  500 Boylston Street
  Boston, MA 02116

---------------

(1) Based on correspondence with the beneficial owner, it is the Company's belief that as of the Record Date (i) 3,654,200 shares were beneficially owned by Fidelity Management Research Company and FMR Co., Inc., each of which is a wholly-owned subsidiary of FMR Corp., (ii) 5,264,064 shares were beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., and (iii) 1,821,950 shares were beneficially owned by Fidelity International Limited on behalf of certain of its direct or indirect subsidiaries.

(2) Based on its Schedule 13G filed February 13, 2001 and as updated by conversations with the beneficial owner, it is the Company's belief that as of October 1, 2001, Putnam Investments, LLC ("PI"), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., is the beneficial owner of
    (i) 6,425,689 shares through Putnam Investment Management, LLC, a subsidiary of PI, and (ii) 1,222,050 shares through The Putnam Advisory Company, LLC, a subsidiary of PI.

(3) Based on its Schedule 13G filed February 12, 2001 and as updated by conversations with such owner, it is the Company's belief that Massachusetts Financial Services Company beneficially owned the number of shares indicated as of October 1, 2001.

                      NOMINATION AND ELECTION OF DIRECTORS

     The Company's directors are to be elected at each annual meeting of stockholders. The seven nominees for election as directors at this Meeting set forth in the table below are all recommended by the Board of Directors of the Company. Each of the nominated directors was elected a director at the 2000 Annual Meeting of Stockholders of the Company, with the exception of Cornelius Ferris who was appointed by the Company's Board of Directors on March 2, 2001.

     In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors.

     The seven nominee-directors receiving the highest number of votes cast at the Meeting will be elected as the Company's directors to serve until the next annual meeting of stockholders and until their successors are elected and qualify. Subject to certain exceptions specified below, stockholders of record on the Record Date are entitled to cumulate their votes in the election of the Company's directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No stockholder shall be entitled to cumulate votes for a given candidate for director unless such candidate's name has been placed in nomination prior to the vote and the stockholder has given notice at the Meeting, prior to the voting, of the stockholder's intention to cumulate his or her votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

     The Company's Bylaws provide that only persons who are nominated in accordance with specified Bylaw procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by, or at the direction of, the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with certain notice procedures set forth in the Bylaws. Such nominations must be made by written notice to the Secretary of the Company and must be delivered or mailed and received at the principal executive offices of the Company not less than 60 days or more than 90 days prior to the date of the meeting. In the event that the first public disclosure of the date of the meeting is made less than 70 days prior to the date of the meeting, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such disclosure was first made. The stockholder's notice must set forth certain information concerning the proposed nominee and the stockholder giving notice, as set forth in the Bylaws.

     The following table sets forth certain information concerning the nominees for election as directors (all of such nominees being continuing members of the Company's present Board of Directors):

NOMINEE(1)                                              PRINCIPAL OCCUPATION                   AGE
----------                                              --------------------                   ---
Fred B. Cox(2)........................  Chairman of the Board of the Company                   67
Paul F. Folino........................  President and Chief Executive Officer of the Company   56
Michael P. Downey(3)..................  Chairman of the Board of Artisoft, Inc.                54
Bruce C. Edwards(3)...................  President and Chief Executive Officer of Powerwave     47
                                        Technologies, Inc.
Cornelius A. Ferris(2)................  Private Investor                                       56
Robert H. Goon(3).....................  Attorney                                               60
Don M. Lyle(2)........................  Principal of Technology Management Company             61

---------------

(1) The Company does not have a nominating committee of the Board of Directors. The nominees for election as directors at the Meeting were selected by the Board of Directors of the Company.

(2) Member of the Compensation Committee of the Board of Directors of the Company, currently consisting of three directors, none of whom is an employee of the Company, which held four meetings during the last fiscal year of the Company. The Compensation Committee reviews the performance of the executive officers of the Company and its subsidiaries and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the Emulex Corporation Employee Stock Option Plan.

(3) Member of the Audit Committee of the Board of Directors of the Company, currently consisting of three directors, none of whom is an employee of the Company, which held six meetings during the last fiscal year of the Company. See "Report of the Audit Committee of the Board of Directors."

     Mr. Cox is a founder of the Company and has served as a director since its inception in 1979. Mr. Cox served as the Company's Chief Executive Officer from its inception until he retired in October 1990. From November 1991 until November 1994, Mr. Cox served as President of Continuus Software Corporation, a developer and marketer of computer software products, and served as a member of its Board of Directors until its acquisition in December 2000.

     Mr. Folino was appointed in May 1993 to serve as the President and Chief Executive Officer of the Company and as a director of the Company. From January 1991 to May 1993, Mr. Folino was President and Chief Operating Officer of Thomas-Conrad Corporation, a manufacturer of local area networking products.

     Mr. Downey has served as a director of the Company since February 1994 and is Chairman of the Audit Committee. From 1986 to 1997, Mr. Downey served as the senior financial executive of Nellcor Puritan Bennett and one of its predecessors, a manufacturer of medical instruments. From 1984 to 1986, Mr. Downey was Vice President of Finance with Shugart Corporation, a manufacturer of disk drives. Mr. Downey serves as Chairman of the Board of Artisoft Inc., a developer of software-based phone systems, and served as its interim President and Chief Executive Officer from March 2000 to July 2000.

     Mr. Edwards was appointed as a director of the Company on May 18, 2000. Since February 1996, he has served as President, Chief Executive Officer and as a director of Powerwave Technologies, Inc., a developer of wireless communications products. Mr. Edwards was Executive Vice President, Chief Financial Officer and Director of AST Research, Inc., a personal computer company, from July 1994 to December 1995 and Senior Vice President, Finance and Chief Financial Officer of AST Research, Inc. from March 1988 to July 1994. Mr. Edwards currently serves on the Board of Directors of Metawave Communications Corporation, a supplier of smart antenna systems to the wireless communications industry.

     Mr. Ferris was appointed as a director of the Company on March 2, 2001. Mr. Ferris served as the President of Giganet, Inc., which was acquired by the Company in March 2001, from September 1998 and as President and Chief Executive Officer of Giganet, Inc. from April 1999 until March 2001. Prior to joining Giganet, Inc., Mr. Ferris served as Chief Executive Officer of Netscheme Solution, Inc., a web-based data access company, from August 1995 until such company's sale to Accuate Corporation in September 1997. Prior to such time, Mr. Ferris co-founded and was Chief Executive Officer of Fluent, a multimedia software company, which was sold to Novell in July 1993, at which time Mr. Ferris joined Novell as Vice President of the Advanced Services Division, which developed Novell's entry into the telephony market.

     Mr. Goon has served as a director of the Company since its inception in 1979. He has been engaged in the practice of law for 36 years. From before 1995 until October 1999, he was a partner in the law firm of Jeffer, Mangels, Butler & Marmaro LLP, counsel to the Company. Since November 1999, he has been a sole practitioner and has been retained by the Company for certain legal services. Mr. Goon is also a director of Coastcast Corporation, a manufacturer of investment-cast golf clubheads and medical devices, and of Artisoft, Inc.

     Mr. Lyle has served as a director of the Company since February 1994 and is Chairman of the Compensation Committee. Since 1983 he has served as an independent consultant to various computer and venture capital companies and as a principal of Technology Management Company, a management consulting firm specializing in high technology companies. Mr. Lyle also serves as a member of the Board of Directors of several private companies.

     There were nine meetings of the Board of Directors of the Company during the last fiscal year of the Company. Each of the directors of the Company attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held during the last fiscal year and the total number of meetings held by all committees of the Board of Directors on which he served during the last fiscal year. The Company does not have a standing nominating committee or other committee performing a similar function.

COMPENSATION OF DIRECTORS

     Directors' Fees. In fiscal 2001, directors who were not employees of the Company received a quarterly retainer of $5,000 and reimbursement for travel expenses. In addition, the chairmen of the Audit and Compensation Committees received an additional quarterly retainer of $500, while committee members received an additional quarterly retainer of $300. For fiscal 2002, the quarterly retainer for non-employee directors has been increased to $7,500 while the additional quarterly retainers payable to committee chairmen and committee members increased to $1,250 and $1,000, respectively. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Directors are entitled to reimbursement for out-of-pocket expenses in connection with attendance at Board and committee meetings.

     Stock Options. On October 9, 1997, the Board of Directors of the Company adopted the Company's 1997 Stock Option Plan for Non-Employee Directors (the "Director Plan") under which a maximum of 400,000 shares of common stock of the Company may be issued pursuant to exercise of stock options granted under the Director Plan to directors who are not employees of the Company or any of its subsidiaries. The Director Plan was approved by stockholders of the Company at the 1997 Annual Meeting of Stockholders. An amendment to the Director Plan, which increased the number of shares authorized for issuance under such plan to 1,480,000 shares, was approved by stockholders of the Company at the 2000 Annual Meeting of Stockholders.

     Each director of the Company is eligible to receive an option under the Director Plan only if such director (i) is not then an employee of the Company or any of its subsidiaries, and (ii) has not, within the period of three years immediately preceding such time, received any stock option, stock bonus, stock appreciation right or other similar stock award from the Company or any of its subsidiaries other than options granted to such director under the Director Plan ("Plan Eligible Director"). Only Plan Eligible Directors may receive options under the Director Plan. There are currently six Plan Eligible
Directors -- Messrs. Cox, Downey, Edwards, Ferris, Goon and Lyle.

     Until June 2001, the Director Plan provided that an option to purchase 120,000 shares of common stock of the Company was granted automatically to each Plan Eligible Director upon the later to occur of (i) the date of adoption of the Director Plan by the stockholders, or (ii) the date on which such director first becomes a Plan Eligible Director. In addition, the Director Plan provided that on each yearly anniversary of the date of grant of the initial option to each Plan Eligible Director, each such Plan Eligible Director would automatically be granted an additional option to purchase 40,000 shares of common stock. Effective June 2001, the Board of Directors amended the Director Plan to reduce the initial grant amounts from 120,000 shares to 30,000 shares and the annual grant amount from 40,000 shares to 10,000 shares. Options granted under the Director Plan will be non-qualified stock options not eligible for the favorable tax consequences given to incentive stock options by Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). The purchase price per share of the common stock of the Company issuable upon exercise of the option is 100% of the fair market value per share of such common stock at the date of grant.

     The initial options granted under the Director Plan are exercisable as to one-third of the shares on each anniversary of the date the option is granted if the director to whom the option is granted is still a director of the Company on such anniversary. The subsequent annual option grants to purchase 10,000 shares shall be exercisable (i) as to one-half of the shares on the six month anniversary of the grant, (ii) as to one-quarter of the shares on the nine month anniversary of the grant, and (iii) as to the remaining one-quarter of the shares on the first yearly anniversary of the grant.

     Payment for shares purchased on exercise of an option may be made in either, (i) cash, (ii) in common stock of the Company having a fair market value (determined in the manner the exercise price of options is determined) equal to the aggregate exercise price of the shares being purchased, or (iii) by cashless exercise through the sale of the common stock underlying the option and remission to the Company of the aggregate exercise price from the proceeds of such sale. However, payment for exercises of less than 1,000 shares of common stock must be made in cash.

     Other Compensation. In March 2001, the Company completed the acquisition of Giganet, Inc., a privately-held Massachusetts corporation, pursuant to the terms of a merger transaction whereby Giganet became a subsidiary of the Company and was later merged into the Company's primary operating subsidiary. Pursuant to the terms of the merger, Mr. Ferris and trusts maintained for the benefit of Mr. Ferris' family members received an aggregate of 336,764 shares of the Company's common stock in exchange for shares of Giganet owned by Mr. Ferris or his family members. In addition, upon appointment as a director of the Company, Mr. Ferris received an option to acquire 120,000 shares of common stock of the Company in accordance with the terms of the Director Plan. In March 2001, the Company entered into a consulting agreement with Mr. Ferris to serve as a consultant to facilitate the transitioning of the operations of Giganet into those of the Company. Mr. Ferris' consulting agreement had a term of six months which expired in September 2001 and provided for a monthly consulting fee of $18,750. Pursuant to the terms of the consulting agreement, Mr. Ferris agreed to a two year non-competition and non-solicitation covenant.

     In fiscal 2001, the Company and/or its subsidiaries obtained legal services from Mr. Goon with respect to various matters on terms which the Company believes were as favorable as would have been obtained from unaffiliated parties.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth information concerning compensation of the principal executive officer of the Company and the four most highly compensated other executive officers of the Company or its subsidiaries for each of the last three completed fiscal years:

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                    -------------------------------------   ---------------------------
                                                               OTHER          STOCK           ALL
                                                              ANNUAL         OPTION          OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     COMPENSATION(1)   GRANTS(2)   COMPENSATION(3)
---------------------------  ----   --------   --------   ---------------   ---------   ---------------
Paul F. Folino...........    2001   $415,406   $519,997          -0-          400,000       $11,553
  President & CEO            2000    337,096    731,565          -0-          320,000         8,575
                             1999    289,000    140,187          -0-          200,000        13,143
Kirk D. Roller...........    2001    220,532    184,862          -0-          230,000        15,182
  Chief Operating Officer    2000    164,801    218,172       83,781(4)       120,000        14,649
                             1999    150,000     61,910          -0-          200,000(5)      7,730
Ronald P. Quagliara......    2001    234,980    126,071       37,599(6)       160,000         7,883
  President, IP Storage      2000    208,981    200,778          -0-           80,000         5,021
  Networking Group           1999    210,469     42,239          -0-          440,000(7)      2,267
Karen Mulvany(8).........    2001    172,461    140,534          -0-          120,000         8,272
  Exec. V.P., Business       2000     44,183     80,745       98,333          300,000         1,472
  Planning and               1999        -0-        -0-       90,875              -0-           -0-
  Development
Michael J. Rockenbach....    2001    196,387    103,994          -0-          150,000         9,369
  Exec. V.P. and CFO         2000    161,853    145,342          -0-           80,000         9,363
                             1999    150,716     28,441          -0-          372,000(9)      8,877

---------------

(1) Except where indicated in the Summary Compensation Table, perquisites and other personal benefits did not in the aggregate equal or exceed the lesser of $50,000 for any named individual or 10 percent of the total of annual salary and bonus reported in this table for such person. Other Annual Compensation does not include the value realized upon exercise of options during the periods in question.

(2) The amounts in the table represent shares of the Company's common stock covered by stock options granted to the named individual under the Emulex Corporation Employee Stock Option Plan during the fiscal year in question. Share amounts have been adjusted to reflect a two-for-one stock split effected in fiscal 2001 and two additional two-for-one stock splits effected in fiscal 2000.

(3) This column includes the Company's matching contributions to the Emulex Retirement Savings Plan, group term life insurance premiums and health care reimbursement paid with respect to the named executive.

(4) Includes $77,181 of reimbursement for relocation expenses.

(5) Represents shares subject to options which were granted in 1998 and repriced in 1999.

(6) Includes $30,999 for reimbursement of expenses related to membership in a country club.

(7) Includes 340,000 shares subject to options which were granted in previous years and repriced in fiscal year 1999.

(8) Ms. Mulvany became an officer of the Company in March 2000. Amounts indicated as Other Annual Compensation for fiscal 2000 and 1999 consist of compensation received by Ms. Mulvany as a consultant to the Company.

(9) Includes 312,000 shares subject to options which were granted in previous years and repriced in 1999.

KEY EMPLOYEE RETENTION AGREEMENTS

     The Company has previously entered into an agreement with Mr. Folino under which Mr. Folino would be entitled to receive the following payments and benefits in the event of termination of his employment by the Company without cause or by Mr. Folino because of a demotion within two years after a change in control of the Company: (i) a severance payment equal to the present value of two times the sum of Mr. Folino's annual salary plus the highest annual average of any two of his last three annual bonuses; (ii) continuation for two years following termination of employment of his health and life insurance, disability income, tax assistance and executive automobile benefits (reduced to the extent similar benefits are received by him from another employer); and (iii) acceleration of vesting of his right to exercise his stock options based on the length of his continued employment following the grant of the option by one year upon the change in control of the Company and full acceleration of vesting of such exercise right in the event of termination of his employment without cause or because of a demotion as aforesaid within two years after the change in control. The Company also has entered into similar agreements with Messrs. Quagliara, Roller, Rockenbach and Ms. Mulvany, and with three other executives of the Company. The key employee retention agreements for Messrs. Quagliara, Roller, Rockenbach and Ms. Mulvany provide for payments and benefits similar to those described above, except that the severance payment is equal to the present value of one times the sum of the employee's annual salary plus the highest annual average of any two of the employee's last three annual bonuses; and continuation following termination of employment of the employee's health and life insurance, disability income, tax assistance and executive automobile benefits (reduced to the extent similar benefits are received by the employee from another employer) is limited to one year.

OPTION GRANTS DURING FISCAL 2001

     The following table sets forth information on grants of stock options pursuant to the Emulex Corporation Employee Stock Option Plan during the fiscal year ended July 1, 2001, to the officers identified in the Summary Compensation
Table:

                       OPTION GRANTS IN FISCAL YEAR 2001

                                                                              POTENTIAL REALIZABLE VALUE AT
                                         % OF TOTAL                              ASSUMED ANNUAL RATES OF
                                          OPTIONS                             STOCK PRICE APPRECIATION FOR
                                         GRANTED TO                                  OPTION TERM(4)
                             OPTIONS     EMPLOYEES    EXERCISE   EXPIRATION   -----------------------------
NAME                        GRANTED(1)   IN 2001(2)   PRICE(3)      DATE           5%              10%
----                        ----------   ----------   --------   ----------   -------------   -------------
Paul F. Folino............   400,000        8.10       $43.47     8/16/10      $10,931,434     $27,700,219
Kirk D. Roller............    80,000        1.62        36.75     8/15/10        1,848,310       4,683,612
                              50,000        1.01        62.84     12/3/10        1,975,303       5,005,411
                             100,000        2.02        17.00      4/5/11        1,068,751       2,708,211
Ronald P. Quagliara.......    80,000        1.62        36.75     8/15/10        1,848,310       4,683,612
                              30,000        0.61        62.84     12/3/10        1,185,182       3,003,247
                              50,000        1.01        17.00      4/5/11          534,375       1,354,105
Karen Mulvany.............    20,000        0.40        62.84     12/3/10          790,121       2,002,164
                             100,000        2.02        17.00      4/5/11        1,068,751       2,708,211
Michael J. Rockenbach.....    80,000        1.62        36.75     8/15/10        1,848,310       4,683,612
                              20,000        0.40        62.84     12/3/10          790,121       2,002,164
                              50,000        1.01        17.00      4/5/11          534,375       1,354,105

---------------

(1) The amounts in the table represent shares of the Company's common stock covered by stock options granted to the named individual under the Emulex Corporation Employee Stock Option Plan. Each option granted becomes exercisable on a cumulative basis as to 25% of the option shares one year after the date of grant and as to an additional 6.25% of the option shares each three month interval thereafter.

(2) The number of shares of Company common stock covered by the options granted to the named individual during the last completed fiscal year of the Company equals the percentage set forth below of the total number of shares of the Company's common stock covered by all options granted by the Company to employees of the Company during such year.

(3) The exercise price of each option is the market price of the common stock of the Company on the date of grant.

(4) These columns present hypothetical future values of the stock obtainable upon exercise of the options net of the option's exercise price, assuming that the market price of the Company's common stock appreciates at a five and ten percent compound annual rate over the ten year term of the options. The five and ten percent rates of stock price appreciation are presented as examples pursuant to the Securities and Exchange Commission rules governing the preparation of proxy statements and do not necessarily reflect management's assessment of the Company's future stock price performance. The potential realizable values presented are not intended to indicate the value of the options.

OPTION EXERCISES IN FISCAL 2001 AND YEAR-END OPTION VALUES

     The following table sets forth information concerning stock options which were exercised during, or held at the end of, fiscal 2001 by the officers named in the Summary Compensation Table:

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                              NUMBER OF               VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                           SHARES                        AT FISCAL YEAR END           AT FISCAL YEAR END(1)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                      EXERCISE      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   -----------   -----------   -------------   -----------   -------------
Paul F. Folino.........    932,185     $55,303,712     177,500        652,505      $5,131,000     $7,561,045
Kirk D. Roller.........     92,500       4,945,975      15,000        355,000         131,550      5,798,450
Ronald P. Quagliara....     60,000       4,608,000     201,578        247,502       7,317,530      4,136,292
Karen Mulvany..........        -0-             -0-      62,500        357,500             -0-      4,296,000
Michael J.
  Rockenbach...........     56,182       1,428,361     102,594        222,502       3,598,740      3,725,342

---------------

(1) Common Stock valued at $40.40 per share which represents the closing price of the Company's common stock on June 29, 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In fiscal 2001, Don M. Lyle, Fred B. Cox and Cornelius A Ferris served as members of the Compensation Committee of the Company. After the meeting, it is anticipated that Messrs. Cox, Lyle and Ferris will remain members of the Compensation Committee. Neither Mr. Cox, Mr. Lyle nor Mr. Ferris are now, nor were at any time during the last completed fiscal year of the Company, an officer or employee of the Company. During fiscal 2001, no executive officer of the Company served as a member of the Compensation Committee (or its equivalent) or as a director of any entity whose executive officers served on either the Compensation Committee or the Board of Directors of the Company. Mr. Ferris was a director and officer of Giganet, Inc. until the Company acquired such entity in March 2001. Mr. Ferris resigned as an officer and director of Giganet, Inc. simultaneously with the closing of the acquisition and, thereafter, was appointed as a member of the Compensation Committee. See "Compensation of Directors -- Other Compensation" above.

     In October 2000, Mr. Ferris received a loan from Giganet, Inc. in the original principal amount of $837,235 in connection with his exercise of outstanding options and the purchase of restricted shares of Giganet, Inc. In addition, in January 2001, Mr. Ferris received a loan of $235,969.02 in connection with the payment by Giganet, Inc. of withholding taxes on compensation. Both loans had terms of five years, provided for variable interest and were secured by shares of Giganet, Inc. held by Mr. Ferris as well as a personal guaranty of Mr. Ferris. The loans were repaid in full by Mr. Ferris in June 2001.

REPORT OF EXECUTIVE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

     The Compensation Committee reviews the performance of the executive officers of the Company, makes recommendations to the Board of Directors as to the compensation of the executive officers of the Company and its subsidiaries, reviews the compensation programs for other key employees, including salary and cash bonus levels, reviews and approves certain employee benefit policies and programs, and reviews and makes recommendations to management with respect to executive recruitment. In addition, the Compensation Committee administers the Emulex Corporation Employee Stock Option Plan ("Employee Plan"), including review and approval of grants of options under the plan to executive officers and other key employees of the Company and its subsidiaries. In addition, the Compensation Committee administers the Emulex Corporation Employee Stock Purchase Plan.

     Compensation Policies and Philosophy. The Company's executive compensation policies are designed to attract, retain and reward executive officers who contribute to the Company's success, to provide economic incentives for executive officers to achieve the Company's business objectives by linking the executive officers' compensation to the performance of the Company, to strengthen the relationship between executive pay and stockholder value and to reward individual performance. The Company uses a combination of base salary, cash bonuses and stock option awards to achieve the aforementioned objectives.

     The Compensation Committee considers a number of factors which include the level and types of compensation paid to executive officers in similar positions by comparable companies. In addition, the Compensation Committee evaluates corporate performance by looking at factors such as performance relative to competitors, performance relative to business conditions, and the success of the Company in meeting its financial objectives. The Compensation Committee also reviews the individual performance of each executive officer, including a review of the ability of a given executive to meet individual performance objectives, demonstration of job knowledge and skills, and the ability to work with others toward the achievement of the Company's goals.

     Components of Compensation. Executive officer salaries are established in relation to a range of salaries for comparable positions among a peer group of other computer companies of comparable size and complexity. The Company seeks to pay its executive officers salaries that are commensurate with their qualifications, duties and responsibilities and that are competitive in the marketplace. In general, the Company attempts to set executive compensation between the 50th and 75th percentile of salaries paid to executives of the Company's peer group of corporations. In making its annual salary recommendations, the Compensation Committee looks at the Company's financial position and performance, the contribution of the individual executive officers during the prior fiscal year in helping to meet the Company's financial and business objectives, and the executive officers' performance of their individual responsibilities.

     Executive officer cash bonuses are used to provide executive officers with financial incentives to meet performance targets of the Company. Performance targets and bonus recommendations for executives, other than principal executive officers, are proposed by the management of the Company based on the Company's annual operating plan, reviewed and, when appropriate, revised by the Compensation Committee and approved by the Board of Directors. Personal goals and bonus recommendations for the principal executive officers are recommended by the Compensation Committee based on the Company's achievement in comparison to the annual operating plan, and approved by the Board.

     The Compensation Committee believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. Upon hiring executive officers, the Compensation Committee typically recommends stock option grants to the officers under the Employee Plan, subject to applicable vesting periods. Thereafter, the Compensation Committee considers awarding additional grants, usually on an annual basis, under the Employee Plan. The Compensation Committee believes that these additional annual grants provide incentives for executive officers to remain with the Company. Options are granted at the current market price for the Company's common stock and, consequently, have value only if the price of the Company's common stock increases over the exercise price. The size of the initial grant is usually based upon factors such as comparable equity compensation offered by other computer companies, the seniority of the executive officer and the contribution that the executive officer is expected to make to the Company. In determining the size of the periodic grants, the Compensation Committee considers prior grants to the executive officer, the executive's performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year.

     Compensation of the Principal Executive Officer. The Compensation Committee reviews the performance of the principal executive officer, as well as other executive officers of the Company and its subsidiaries, annually. Effective September 2000 the Compensation Committee elected to increase Mr. Folino's annual base salary and bonus base to $432,081 and $259,249, respectively. Mr. Folino was awarded a stock option grant of 400,000 shares under the Emulex Corporation Employee Stock Option Plan at an exercise price of $43.47.

                                          Respectfully submitted,

                                          Compensation Committee:

                                          DON M. LYLE, Chairman
                                          FRED B. COX
                                          CORNELIUS A. FERRIS

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The graph below compares the cumulative total stockholder return on the Company's common stock with the cumulative total return on the Standard & Poor's 500 Index and the JP Morgan Hambrecht & Quist Computer Hardware Sector Index for the period of five fiscal years commencing July 1, 1996 and ended July 1, 2001.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
               EMULEX CORPORATION COMMON STOCK, S&P 500 INDEX AND
           JP MORGAN HAMBRECHT & QUIST COMPUTER HARDWARE SECTOR INDEX

[PERFORMANCE GRAPH]

                                                                                                         JP MORGAN H&Q COMPUTER
                                                      EMULEX CORP.                   S&P 500                 HARDWARE SECTOR
                                                      ------------                   -------             ----------------------
Jun-96                                                    100.00                     100.00                      100.00
Sep-96                                                    100.00                     103.09                      111.07
Dec-96                                                    107.70                     111.68                      125.78
Mar-97                                                    105.98                     114.68                      130.10
Jun-97                                                    104.28                     134.70                      153.22
Sep-97                                                    114.53                     144.79                      214.72
Dec-97                                                     94.02                     148.95                      171.24
Mar-98                                                     62.39                     169.72                      202.96
Jun-98                                                     40.60                     175.33                      217.33
Sep-98                                                     90.60                     157.89                      239.69
Dec-98                                                    273.51                     191.51                      329.01
Mar-99                                                    225.64                     201.05                      342.34
Jun-99                                                    760.26                     215.22                      369.33
Sep-99                                                   1174.38                     201.78                      413.07
Dec-99                                                   3076.97                     231.81                      602.42
Mar-00                                                   2984.66                     237.12                      685.85
Jun-00                                                   1796.61                     230.83                      635.87
Sep-00                                                   3350.47                     228.59                      697.57
Dec-00                                                   4372.71                     210.70                      458.63
Mar-01                                                   1029.07                     185.72                      306.75
Jun-01                                                   2209.94                     196.59                      344.04

---------------

* Assumes that the value of the investment in the Company's common stock and each index was $100 on July 1, 1996.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of KPMG LLP serves the Company as its independent public accountants at the direction of the Board of Directors of the Company. One or more representatives of KPMG LLP are expected to be present at the Meeting and will have an opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

     The Board of Directors recommends a vote "FOR" the ratification of the selection of KPMG LLP as the independent public accountants for the Company for fiscal year 2002. This matter is not required to be submitted for stockholder approval, but the Board of Directors has elected to seek ratification of its selection of the independent public accountants by the affirmative vote of a majority of the shares represented and voting at the Meeting.

     Notwithstanding the ratification by shareholders of the appointment of KPMG LLP, the Board of Directors may, if the circumstances dictate, appoint other independent accountants.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The following is the report of the Audit Committee of the Board of Directors with respect to the Company's audited financial statements for the fiscal year ended July 1, 2001, included in the Company's Annual Report on Form 10-K for such year. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, this report shall not be incorporated by reference into any such filings, except to the extent that the Company specifically incorporates it by reference in such filing.

     In accordance with its written charter adopted by the Board of Directors, a copy of which is attached as Appendix A hereto, the Audit Committee serves as the representative of the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee reviews its charter periodically to reassess the adequacy of the charter. The Audit Committee consists of three non-employee directors, each of whom the Company believes to be "independent" within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing requirements.

     The Company's management has primary responsibility for the Company's internal controls and for the preparation of financial statements. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee is responsible for monitoring the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance, monitoring the independence and performance of the Company's independent auditors, and providing an avenue of communication among the independent auditors, management and the Board of Directors. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

     During the most recent fiscal year, the Audit Committee:

     - reviewed and discussed the audited financial statements and interim financial statements with the Company's management;

     - discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61; and

     - reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 and discussed with KPMG LLP its independence.

     Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 2001 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

FEES BILLED TO THE COMPANY BY KPMG LLP DURING FISCAL 2001

     Audit Fees. Fees billed to the Company by KPMG LLP for the fiscal year ended July 1, 2001 for the audit of the Company's annual consolidated financial statements and for the reviews of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year totaled $174,000.

     Financial Information Systems Design and Implementation Fees. The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended July 1, 2001.

     Other Fees. Fees billed to the Company by KPMG LLP for the fiscal year ended July 1, 2001 for all other non-audit services rendered to the Company totaled $1,245,000. Non-audit services rendered consisted primarily of merger-related services, tax advisory and compliance services, staff assistance, controls review, and retirement plan audit.

     The Audit Committee has considered whether the services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP and has concluded that the independence of KPMG LLP is maintained and is not compromised by the services provided.

                                          Submitted by the Audit Committee of
                                          the Board of Directors,

                                          MICHAEL P. DOWNEY, Chairman
                                          BRUCE C. EDWARDS
                                          ROBERT H. GOON

                COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Section 16 of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission and the Nasdaq National Market concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

     Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, except as indicated below, the Company believes that during the 2001 fiscal year its officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements. Sadie Herrera, the Company's Executive Vice President, Human Resources, inadvertently failed to report the disposition of 35,000 shares of Common Stock in May 2001. In October 2001, an amended Form 5 was filed by Ms. Herrera with respect to such disposition.

                             STOCKHOLDER PROPOSALS

     Stockholders who wish to present proposals for action at the 2002 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than May 15, 2002, for inclusion in next year's proxy statement and proxy card.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Annual Report to Stockholders of the Company for the fiscal year ended July 1, 2001, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such Report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

                                 OTHER MATTERS

     The Management of the Company does not know of any other matters which are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their collective judgment.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished without charge to any person from whom the accompanying proxy is solicited upon written request to Investor Relations, Emulex Corporation, 3535 Harbor Boulevard, Costa Mesa, California 92626. If Exhibit copies are requested, a copying charge of $0.20 per page will be made.

                                          By Order of the Board of Directors

                                          /s/ MICHAEL J. ROCKENBACH
                                          MICHAEL J. ROCKENBACH
                                          Executive Vice President, Chief
                                          Financial Officer,
                                          Secretary and Treasurer

Costa Mesa, California
October 15, 2001

                                                                      APPENDIX A

                               EMULEX CORPORATION

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors.

     - Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate of fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the Nasdaq Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall approve an agenda in advance of each meeting. The Committee shall meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, a quorum of the Committee will communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

     1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors.

     4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS No. 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

  Independent Auditors

     5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     6. Approve the fees and other significant compensation to be paid to the independent auditors.

     7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     8. Review the independent auditors audit plan -- discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS No. 61.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     11. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

     12. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     13. Perform any other activities consistent with the Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

PROXY

                               EMULEX CORPORATION
                              3535 HARBOR BOULEVARD
                          COSTA MESA, CALIFORNIA 92626

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Fred B. Cox and Paul F. Folino as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated on the reverse side, all the shares of common stock of Emulex Corporation held of record by the undersigned at the close of business on October 1, 2001, at the Annual Meeting of Stockholders to be held on November 15, 2001, or any adjournment thereof.

                           -- FOLD AND DETACH HERE --

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please mark you votes [X] as indicated in this example.

1.  ELECTION OF DIRECTORS

              (INSTRUCTION: To withhold authority to vote for any individual nominees, mark the box next to the nominee's name below):

     FOR all nominees               WITHHOLD
     listed to the right           AUTHORITY             [ ] Fred B. Cox         [ ] Cornelius A. Ferris
     (except as marked      to vote for all nominees     [ ] Michael P. Downey   [ ] Paul F. Folino
     to the contrary)         listed to the right        [ ] Bruce C. Edwards    [ ] Robert H. Goon
                                                                                 [ ] Don M. Lyle

2.  RATIFICATION OF SELECTION OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

                     FOR           AGAINST         ABSTAIN
                     [ ]             [ ]             [ ]

7. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                         Dated:___________________________, 2001

                                         _______________________________________
                                                      Signature

                                         _______________________________________
                                              Signature if held jointly

                                          Please sign exactly as name appears
                                          hereon. When shares are held by joint
                                          tenants, both should sign. When
                                          signing as attorney, executor,
                                          administrator, trustee, or guardian,
                                          please give full title as such. If a
                                          corporation, please sign in full
                                          corporate name of the President or
                                          other authorized officer. If a
                                          partnership, please sign in
                                          partnership name by authorized name.